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                                                                   EXHIBIT 10.57






                                SAKS INCORPORATED

                            SUPPLEMENTAL SAVINGS PLAN
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                                TABLE OF CONTENTS


INTRODUCTION                                                                 1-1
     1.01     Establishment and Name of Plan.................................1-1
     1.02     Intent and Status of Plan......................................1-1

DEFINITIONS                                                                  2-1

ELIGIBILITY AND PARTICIPATION                                                3-1
     3.01     Eligibility....................................................3-1
     3.02     Participation..................................................3-1
     3.03     Termination of Participation for Purposes of Making Deferrals..3-1
     3.04     Special Participation for Purposes of Deferring Stock Awards...3-1

DEFERRED COMPENSATION ACCOUNTS                                               4-1
     4.01     Deferred Compensation Account..................................4-1
     4.02     Elective Deferral Amounts......................................4-1
     4.03     Interest Credited to Deferred Compensation Accounts............4-2
     4.04     Vesting of Accounts............................................4-3
     4.05     Stock Award Account............................................4-3

DISTRIBUTION OF DEFERRED COMPENSATION BENEFITS                               5-1
     5.01     In General.....................................................5-1
     5.02     Time of Distribution...........................................5-1
     5.03     Hardship Distributions.........................................5-1
     5.04     Amount and Method of Distribution of Benefits..................5-1
     5.05     Committee Decision.............................................5-2
     5.06     Payments After Participant's Death.............................5-2
     5.07     Designation of Beneficiaries...................................5-2
     5.08     Distributions from Stock Award Account.........................5-2

FINANCING AND UNFUNDED STATUS                                                6-1
     6.01     Costs Borne by the Participating Companies.....................6-1
     6.02     Source of Benefit Payments and Medium of Financing the Plan....6-1
     6.03     Unfunded Status................................................6-1

ADMINISTRATION                                                               7-1
     7.01     General Administration.........................................7-1
     7.02     Committee Procedures...........................................7-1
     7.03     Facility of Payment............................................7-1
     7.04     Indemnification of Committee Members...........................7-1

employer participation                                                       8-1
     8.01     Adoption of Plan...............................................8-1
     8.02     Employer Accounting............................................8-1
     8.03     Withdrawal from the Plan by Employer...........................8-1

AMENDMENT AND TERMINATION OF PLAN                                            9-1
     9.01     Amendment and Termination......................................9-1

GENERAL PROVISIONS                                                          10-1
     10.01    Limitation of Rights..........................................10-1
     10.02    No Assignment or Alienation of Benefits.......................10-1
     10.03    Successors....................................................10-1
     10.04    Governing Law.................................................10-2
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                                    ARTICLE 1

                                  INTRODUCTION

1.01     ESTABLISHMENT AND NAME OF PLAN.

         Proffitt's, Inc. established, as of the Effective Date, an unfunded, deferred compensation plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Participating Companies, entitled the "Proffitt's, Inc. Supplemental Savings Plan."

         This document is an amendment and restatement of the plan and shall be effective as of the date of execution. Pursuant to this amendment and restatement, the name of the plan shall be changed to the "Saks Incorporated Supplemental Savings Plan."

1.02     INTENT AND STATUS OF PLAN.

         The Plan is intended to be an unfunded plan maintained by the Corporation with the Participating Companies primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (and intended to be within the exemptions therefore in, without limitation, sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA and section 2520.104-23 of the Labor Regulations). The Plan is intended to be "unfunded" for purposes of both ERISA and the Code. The Plan is not intended to be qualified as a qualified plan under section 401(a) of the Code; rather, the Plan is intended to be a "nonqualified" plan.


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                                    ARTICLE 2

                                   DEFINITIONS

         Each following word, term and phrase shall have the following respective meanings whenever such word, term or phrase is capitalized and used in any Article of this Plan unless the context clearly indicates otherwise:

2.01 "BASIC COMPENSATION" means the portion of a Participant's Compensation that is not Bonus Compensation.

2.02     "BOARD" means the Board of Directors of the Corporation.

2.03 "BONUS COMPENSATION" means the portion of a Participant's Compensation that is paid in the form of a bonus.

2.04 "COMMITTEE" means the Committee appointed by the Board to administer the Plan pursuant to Article 8 hereof. If no such Committee has been appointed, then the term Committee shall mean the Corporation.

2.05 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.06 "COMPENSATION" means the cash compensation which is earned and otherwise payable in a given Compensation Deferral Period to a Participant, including any amounts that would be payable as cash compensation except for the Participant's election to defer such amount under this plan or a plan under Code section 401(k) or Code section 125.

2.07 "COMPENSATION DEFERRAL AGREEMENT" means the written agreement to defer Compensation contemplated by Articles 3 and 4 hereof executed by the Participant and the Participating Company.

2.08 "COMPENSATION DEFERRAL DATE" means the Effective Date in the initial plan year, and January 1 in each calendar year thereafter.

2.09 "COMPENSATION DEFERRAL PERIOD" means the twelve (12) consecutive month period beginning on each January 1 and ending on each following December 31 thereafter (the calendar year).

2.10 "CORPORATION" means Saks Incorporated (formerly Proffitt's, Inc.), an Alabama corporation and any business organization or corporation into which Saks Incorporated may be merged or consolidated or by which it may be succeeded.

2.11 "DEFERRED COMPENSATION ACCOUNT" means the account established by the Participating Companies pursuant to Article 4 of this Plan for each Participant to which shall be credited (added) the Participant's Elective Deferral Amounts; and from which any distributions and any hardship withdrawal distributions shall be subtracted; and to which shall be credited interest at the Retirement Rate as described in
         Section 4.03 hereof. All amounts which are credited to such Deferred Compensation Account are credited solely for computation purposes and are at all times general assets of the Participating Companies and subject to the claims of the general creditors of the Participating Companies.


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2.12     DISABILITY" means a physical or mental condition of a Participant resulting in:

         (a) evidence that the Participant is deemed by the Social Security Administration to be eligible to receive a Primary Social Security disability benefit, or

         (b) evidence that the Participant is eligible for disability benefits under the long-term disability plan sponsored by a Participating Company, or

         (c) evidence satisfactory to the Committee that the Participant is totally and permanently disabled.

         Whether or not a Participant meets any or all of the above conditions will be determined solely and exclusively by the Committee.

2.13 "DISTRIBUTION DATE" means either (a) the date that is as soon as administratively possible after the date the Participant terminates employment with the Participating Companies or (b) the date that is as soon as administratively possible after the end of the Plan Year in which the Participant terminates employment, as elected by the Participant in his Compensation Deferral Agreement.

2.14     "EFFECTIVE DATE" means April 1, 1997, the date the Plan is established.

         The effective date of this amendment and restatement is the date this document is executed.

2.15 "EMPLOYEE" means a person, other than an independent contractor, who is receiving remuneration from the Employer for services rendered to, or labor performed for, the Employer (or who would be receiving such remuneration except for an authorized leave of absence).

2.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.17 "PARTICIPANT" means an eligible Employee participating in the Plan pursuant to the provisions of Article 3 hereof.

2.18 "PARTICIPATING COMPANY" means the Corporation and any subsidiary or affiliate of the Corporation which adopts the Plan with the Corporation's consent as described in Section 8.01.

         As of January 31, 1999, the following were Participating Companies:

                      Saks Incorporated (which is also the Plan sponsor) Herberger's Department Stores, LLC
                      McRae's, Inc.
                      McRae's of Alabama
                      McRae's Stores Partnership
                      Parisian, Inc.
                      Proffitt's Credit Corporation
                      Saks Distribution Centers, Inc.
                      Saks Stores Partnership L.P.

2.19 "PLAN" means this Saks Incorporated Supplemental Savings Plan as established and set forth herein (together with any and all supplements hereto), and as amended from time to time.


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2.20     "PLAN YEAR" means the twelve (12) consecutive month period being on each January 1 and ending on each following December 31 thereafter (the calendar year).

2.21 "REGULAR PARTICIPANT" means a Participant who is not a Select Group Participant.

2.22 "RETIREMENT ACCOUNT" means a Participant's Deferred Compensation Account, and to which interest is credited at the Retirement Rate.

2.23 "RETIREMENT RATE" means the annual rate of interest that is credited to the Retirement Account pursuant to Section 4.03 hereof. Until changed by the Committee, the Retirement Rate shall be seven and one-half percent (7.5%) per annum. The Committee may change the Retirement Rate at any time.

2.24 "SELECT GROUP PARTICIPANT" means a Participant who is eligible for special treatment and privileges under the Plan, as described elsewhere in the Plan. The following Participants are currently Select Group
         Participants:

                      Brad Martin
                      James Coggin
                      Robert Mosco
                      Douglas Coltharp
                      Donald Wright
                      William Capiello
                      Brian Martin

         The Committee shall have the authority to name new Select Group Participants and to redesignate Select Group Participants as Regular Participants, at its discretion.

2.25 "TERMINATION ACCOUNT" means the portion of a Participant's Deferred Compensation Account that would have resulted had the Deferred Compensation Account always been credited with interest at the Termination Rate rather than the Retirement Rate.

2.26 "TERMINATION RATE" means the annual rate of interest that is credited to the Termination Account pursuant to Section 4.03 hereof. Until changed by the Committee, the Termination Rate shall be five percent (5%) per annum. The Committee may change the Termination Rate at any time.

2.27 "VALUATION DATE" means the last day of each calendar quarter, or such other dates as the Committee, in its discretion, may designate.


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                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

3.01     ELIGIBILITY.

         Eligibility to participate in the Plan shall be limited to Employees of the Participating Companies who are in a select group of management or highly compensated Employees and who are designated, from time to time, by the Committee as eligible to participate in the Plan. At Plan inception, the Employees eligible to participant shall be those eligible Employees as described above whose annual base rate of pay from one or more Participating Companies is greater than eighty thousand dollars ($80,000). The Committee shall have the authority to, at any time and from time to time, change the conditions for eligibility within the constraints imposed by the first sentence of this Section 3.01.

         Notwithstanding the above, the following classes of Employees shall be considered as excluded classes for purposes of the Plan, and Employees who are members of such classes shall not be eligible to participate in the plan:

         (a) Employees who are employed at one of the distribution centers for the Carson operating group;

         (b) Employees who are employed at the home office of the Carson operating group in Wisconsin or Illinois or at one of the Wisconsin stores of the Carson operating group;

         (c) Employees who are employed at the Elmhurst, Illinois credit operation;

         (d) Employees who are employed at one of the Indiana or Minnesota stores of the Carson operating group.

3.02     PARTICIPATION.

         An Employee eligible to participate in the Plan as provided in Section
         3.01 hereof may elect to become a Participant in the Plan by electing to defer Compensation with respect to any Compensation Deferral Period under Article 4 hereof.

3.03     TERMINATION OF PARTICIPATION FOR PURPOSES OF MAKING DEFERRALS.

         Participation in the Plan for purposes of being able to make Elective Deferral Amounts pursuant to Section 4.02 hereof under this Plan shall terminate when a Participant's employment with the Participating Companies as an Employee terminates or when such Participant is no longer designated by the Committee as an Employee eligible to participate in the Plan.

3.04     SPECIAL PARTICIPATION FOR PURPOSES OF DEFERRING STOCK AWARDS

         Notwithstanding any other provision of the Plan to the contrary, the Committee, in its discretion, may allow an Employee eligible to participate in the Plan who is also an Executive Officer of the Corporation to elect to defer special compensation that such Employee may become eligible to receive in the form of an award of Corporation Stock. Whenever used in this Plan, the term "Corporation Stock" shall mean the common stock of the Corporation.


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                                    ARTICLE 4

                         DEFERRED COMPENSATION ACCOUNTS

4.01     DEFERRED COMPENSATION ACCOUNT.

         On behalf of Participating Companies the Committee shall establish and maintain for each Participant or former Participant under the Plan a book reserve account (the Deferred Compensation Account as defined in Section 2.11 hereof) for the purpose of determining deferred compensation payable to the Participant. Such Deferred Compensation Account shall be governed by the provisions of this Article 4.

4.02     ELECTIVE DEFERRAL AMOUNTS.

         Elective deferral of Compensation by Participants under the Plan is governed by the provisions of this Section. Amounts deferred by a Participant pursuant to this Section shall constitute "Elective Deferral Amounts" for purposes of this Plan and shall be fully vested at all times.

         (a) COMPENSATION ELECTIVE DEFERRALS. The following provisions apply to elective deferral of Compensation by Participants under the Plan.

                  (i) COMPENSATION DEFERRAL ELECTIONS BY PARTICIPANTS. With respect to a Compensation Deferral Period, a Participant may make an election prior to the Compensation Deferral Date on which such Compensation Deferral Period begins to defer a specified percentage of the Basic Compensation and a separate specified percentage of the Bonus Compensation which would otherwise be payable by the Participating Company to the Participant during the Compensation Deferral Period beginning on such Compensation Deferral Date. Any such election shall be made on a Compensation Deferral Agreement which is duly executed by the Participant and which is delivered by such Participant to the Committee before such Compensation Deferral Date and may not be revoked, changed or modified for and during the applicable Compensation Deferral Period and the provisions of subsection 4.02(a)(iii) hereof shall apply to any such election.

                  (ii) COMPENSATION DEFERRAL ELECTIONS BY CERTAIN NEW PARTICIPANTS. In the case of an Employee who first becomes eligible to participate in the Plan during a Compensation Deferral Period, such an Employee may make an election no later than thirty (30) days following the date such Employee first becomes eligible to participate in the Plan to defer a specified percentage of the Basic Compensation and a separate specified percentage of the Bonus Compensation which would otherwise be earned by such employee and be payable by the Participating Employer after the later of (i) the date the Employee first becomes eligible to participate in the Plan or (ii) the date such Compensation Deferral Agreement is received by the Committee and during the remainder of the Compensation Deferral Period. Any such election shall be made on a Compensation Deferral Agreement which is duly executed by the Employee and which is delivered by such Employee to the Committee no later than thirty (30) days following the date the Employee first becomes eligible to participate in the Plan, and may not be revoked, changed or modified for and during the applicable Compensation Deferral Period, and the provisions of subsection 4.02(a)(iii) shall apply to any such election. If such Employee does not make any such election, such Employee may make an election under Section 4.02(a) with


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                           respect to the next Compensation Deferral Period (or
                           later Compensation Deferral Periods) pursuant to the applicable provisions.

                  (iii) CONTINUATION AND IRREVOCABILITY OF ELECTION. Any election by a Participant pursuant to subsection 4.02(a)(i) or 4.02(a)(ii) (and any subsequent election) will continue (and may not be modified, altered, or changed in any way) until the earliest of
                           (A) the Compensation Deferral Period commencing after the date the Participant delivers to the Committee a written notice to suspend future deferrals of Compensation under the Plan, (B) the Compensation Deferral Period commencing after the date on which the Participant delivers a new Compensation Deferral Agreement modifying his previous election to the Committee, (C) the Participant is no longer designated as eligible to participate in the Plan,
                           (D) the Participant terminates employment with the Participating Companies, or (E) the Plan is amended or terminated such that the Plan no longer permits deferrals of Compensation.

                  (iv) LIMITATIONS ON PERCENTAGE AMOUNTS. Except as hereinafter provided, a Participant may elect to make a deferral of up to twenty percent (20%) of the Participant's annual Basic Compensation and up to one hundred percent (100%) of the Participant's Bonus Compensation otherwise payable to him. The Chief Executive Officer of the Corporation may elect to make a deferral of up to one hundred percent (100%) of both his annual Basic Compensation and his Bonus Compensation otherwise payable to him.

                  (v) DISTRIBUTION ELECTIONS. At the time of a Participant's initial deferral election, the Participant must specify the date on which his Deferred Compensation Account shall be paid or commence (i.e. the Distribution Date). The Distribution Date specified at the time of the Participant's initial election is irrevocable and shall apply to all amounts payable to the Participant under the Plan.

         (b) WITHHOLDING AND CREDITING OF ELECTIVE DEFERRAL AMOUNTS. The Participating Company shall withhold the specified percentage amounts deferred by the Participant hereunder from the Compensation which is otherwise payable to the Participant. The Committee shall credit amounts equal to such withheld amounts to the Participant's Deferred Compensation Account.

4.03     INTEREST CREDITED TO DEFERRED COMPENSATION ACCOUNTS.

         Interest shall be credited to the Deferred Compensation Accounts of Participants as described in this Section 4.03.

         (a) RETIREMENT ACCOUNT. As of each Valuation Date, each Participant's Retirement Account will be credited with interest at the rate for the period ending on the Valuation Date which is equivalent to the annual Retirement Rate.

         (b) TERMINATION ACCOUNT. As of each Valuation Date, each Participant's Termination Account will be credited with interest at the rate for the period ending on the Valuation Date which is equivalent to the annual Termination Rate.

         (c) SELECT GROUP. Notwithstanding the above, and until such time as changed by the Committee, the Deferred Compensation Accounts of Select Group Participants will be credited with interest at rates which, on an annualized basis, are one (1) percentage point higher than the rates applicable to Regular Participants. The Committee shall have the


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                  discretion of changing at any time and from time to time the rates applicable to the Accounts of Select Group Participants.

4.04     VESTING OF ACCOUNTS.

         Participants' Deferred Compensation Accounts will be vested as described in this Section 4.04.

         A Participant's Termination Account will always be fully vested. The excess of a Participant's Retirement Account over his Termination Account will become fully vested on the earliest of the following dates:

         (a) the date the Participant attains age sixty-two (62) years, provided the Participant is actively employed by a Participating Company on such date;

         (b) the date of the Participant's death, provided the Participant is actively employed by a Participating Company on such date;

         (c) the date of the Participant's Disability, provided the Participant is actively employed by a Participating Company on such date.

         Notwithstanding the above, the Committee may, at its discretion, designate a Participant as fully vested in his entire Deferred Compensation Account for any reason it deems appropriate.

         The portion of a Participant's Deferred Compensation Account which is not vested as described above will be forfeited as of the date the Participant terminates employment.

4.05     STOCK AWARD ACCOUNT.

         Notwithstanding any other provision of the Plan to the contrary, the Committee shall establish and maintain a special stock award account for each Participant or former Participant who has elected to defer receipt of future awards of Corporation Stock. Such stock award account shall be subject to the following provisions.

         (a) An Employee who is eligible to defer receipt of a future award of Corporation Stock may make an election prior to the date that such Employee has met the requirements established by the Corporation for receipt of such award. Any such election shall be made on a stock award deferral agreement which is duly executed by the Employee and which is delivered by such Employee to the Committee prior to the date such Employee has met the requirements for receipt of such award. The deferral period shall be the period ending on the date that the Participant is no longer an Executive Officer of the Corporation. This stock award deferral election may not be revoked, changed or modified during the deferral period.

         (b) Each Participant's stock award account shall be comprised of a Corporate Stock Subaccount and a Dividend Subaccount. The Corporate Stock Subaccount shall be credited with an amount equal to the current market value of the Corporate Stock that was to have been awarded to the Participant and that was instead deferred pursuant to the terms of such Participant's stock award deferral agreement. The Corporate Stock Subaccount shall be further adjusted from time to time to reflect the change in the market value of such stock, including the recognition of any stock splits. The Dividend Subaccount shall be credited with an amount equal to any dividends that would have been paid on an amount of Corporate Stock equal to the amount deferred by the Participant, as adjusted for stock splits, if any. The Dividend Subaccount shall be credited with interest as directed by the Committee.

         (c) Each Participant's stock award account shall be fully vested at all times.



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                                    ARTICLE 5

                 DISTRIBUTION OF DEFERRED COMPENSATION BENEFITS

5.01     IN GENERAL.

         The benefits to be paid as deferred compensation are governed by the provisions of this Article 5. A Participant whose employment with the Participating Companies terminates for any reason shall be entitled to distribution of benefits pursuant to this Article, subject to the provisions of Article 7.

5.02     TIME OF DISTRIBUTION.

         The Corporation on behalf of the Participating Company or Companies shall distribute benefits on the Distribution Date elected by the Participant with his initial Compensation Deferral Agreement.

5.03     HARDSHIP DISTRIBUTIONS.

         Notwithstanding the foregoing, the Committee may, in its sole discretion, commence distribution of benefits from the vested portion of a Participant's Deferred Compensation Account at any date earlier than that provided in Section 5.02 based on a determination of an unforeseeable financial emergency. A Participant may withdraw in cash the vested portion of the balance of his deferral account needed to satisfy the unforeseeable financial emergency, to the extent that the unforeseeable financial emergency may not be relieved:

         (a) through reimbursement or compensation by insurance or otherwise; or

         (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

         An "unforeseeable financial emergency" is a severe financial hardship to the Participant resulting from:

         (1) a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

         (2)      loss of the Participant's property due to casualty; or

         (3) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.

         A withdrawal on account of an unforeseeable financial emergency shall be paid as soon as possible following the date on which the Committee approves the withdrawal.

5.04     AMOUNT AND METHOD OF DISTRIBUTION OF BENEFITS.

         A Participant whose employment with the Participating Companies terminates shall be entitled to the vested balance of his Deferred Compensation Account as of the Distribution Date. Distribution of such deferred compensation benefits to a former Participant under this Plan shall be made in a single lump sum payment.


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
         Notwithstanding the foregoing, any hardship distributions which are made as provided in Section 5.03 above from a Participant's Deferred Compensation Account shall be made in such amounts and for such periods of time as may be considered necessary by the Committee to meet the conditions of such financial hardship; provided, however, that in no event will amounts in excess of the remaining value of the Participant's Deferred Compensation Account become payable to the Participant.

5.05     COMMITTEE DECISION.

         Any decision to be made by the Committee under this Article 5 with respect to the distribution of benefits with respect to a Participant or former Participant under this Plan shall be made by the Committee, but such Participant shall exclude himself therefrom for purposes of those decisions if such Participant is a member of the Committee.

5.06     PAYMENTS AFTER PARTICIPANT'S DEATH.

         If the Participant dies before his benefit under the Plan has been distributed to him, then the deferred compensation benefits otherwise payable with respect to such Participant under the Plan shall be paid in a lump sum to the beneficiary or beneficiaries designated by the Participant.

5.07     DESIGNATION OF BENEFICIARIES.

         The Participant may designate in writing (on a form provided by the Committee and delivered to the Committee before his death) primary and contingent beneficiaries to receive any deferred compensation benefit payments which may be payable hereunder following the Participant's death and the proportions in which such beneficiaries are to receive such payments. The Participant may change such designation from time to time and the last written designation delivered to the Committee prior to the Participant's death will control. If the Participant fails to specifically designate such a beneficiary, or if no designated beneficiary survives the Participant, or if all designated beneficiaries who survive the Participant die before all payments are made, then the remaining payments shall be made to the Participant's surviving spouse if such spouse is then living; if such spouse is not living, then to the executors or administrators of the estate of the Participant. The Committee may determine the identity of such persons and shall incur no responsibility by reason of the payment of such interest in accordance with any such determination made in good faith.

5.08     DISTRIBUTIONS FROM STOCK AWARD ACCOUNT.

         Notwithstanding any provision of Article 5 to the contrary, the distribution of a stock award account described in Section 4.05 shall be made as described in this Section 5.08. The distribution of a Participant's stock award account shall be made as of the date the Participant is no longer an Executive Officer of the Corporation in a lump sum payment to the Participant or, in the event of the Participant's death prior to such distribution, to his estate. The Corporation shall distribute the amount credited to the Participant's Corporate Stock Subaccount in the form of shares of Corporation Stock. An amount equal to the Participant's Dividend Subaccount shall be distributed in cash. If, at the time of distribution, the Participant does not tender to the Corporation an amount equal to the amount required to be withheld for income taxes due as a result of the distribution, then the Participant shall be deemed to have authorized the Corporation to withhold enough of the distribution to pay such tax withholding amount.


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                                    ARTICLE 6

                          FINANCING AND UNFUNDED STATUS

6.01     COSTS BORNE BY THE PARTICIPATING COMPANIES.

         The costs of the Plan shall be borne by the Participating Companies or, at the election of the Committee, by the trust if one is created pursuant to section 6.02 hereof.

6.02     SOURCE OF BENEFIT PAYMENTS AND MEDIUM OF FINANCING THE PLAN.

         Benefits payable under the Plan to any Participant shall be paid directly by the Participating Company which employs the Participant. The Participating Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under the Plan. While the Participating Company may, in the discretion of the Committee, make investments in the funds designated by the Committee as investment funds in amounts equal or unequal to Participants' Deferred Compensation Accounts hereunder, the Participating Company shall not be under any obligation to make such investments and any such investment shall remain an asset of the Participating Company subject to the claims of its general creditors. Notwithstanding the foregoing, the Participating Company, in the discretion of the Committee, may maintain one or more grantor trusts ("trust") to hold assets to be used for payment of benefits under the Plan. The assets of the trust with respect to benefits payable to the employees of each Participating Company shall remain the assets of such Participating Company subject to the claims of its general creditors. Any payments by a trust of benefits provided to a Participant under the Plan shall be considered payment by the Participating Company and shall discharge the Participating Company of any further liability under the Plan for such payments.

6.03     UNFUNDED STATUS.

         This Plan is intended to be unfunded for purposes of both ERISA and the Code.


                                     6 - 1

                                    ARTICLE 7

                                 ADMINISTRATION

7.01     GENERAL ADMINISTRATION.

         The Board shall appoint a Committee consisting of not less than three
         (3) persons to administer the Plan. Any member of the Committee may at any time be removed, with or without cause, and his successor appointed by the Chief Executive Officer of the Corporation, and any vacancy caused by death, resignation or other reason shall be filled by the Chief Executive Officer of the Corporation. The Committee shall be the plan administrator of the Plan and in general shall be responsible for the management and administration of the Plan. The Committee shall have full power to administer the Plan in all of its details (including establishing claims procedures and other rules), subject to applicable requirements of law. No member of the Committee who is an employee of the Participating Companies shall receive compensation for his services to the Plan. The Committee shall have such duties and powers as may be necessary to discharge its duties under this Plan.

         The fiscal records of the Plan shall be maintained on the basis of the Plan Year.

7.02     COMMITTEE PROCEDURES.

         The Committee may act at a meeting or in writing without a meeting. The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. All decisions shall be made by majority vote. No member of the Committee who is at any time a Participant in this Plan shall vote in a decision of the Committee (whether in a meeting or by written action) made specifically and uniquely with respect to such member of the Committee or amount, payment, timing, form or other aspect of the benefits of such Committee member under this Plan.

7.03     FACILITY OF PAYMENT.

         Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge to the Committee and the Participating Companies of any liability for the making of such payment under the provisions of the Plan.

7.04     INDEMNIFICATION OF COMMITTEE MEMBERS.

         The Participating Companies shall indemnify and hold harmless each member of the Committee against any and all liability, claims, damages and expense (including all expenses reasonably incurred in his defense in the event that the Participating Companies fail to provide such defense upon his written request) which the Committee member may incur while acting in good faith in the administration of the Plan.


                                     7 - 1

                                    ARTICLE 8

                             EMPLOYER PARTICIPATION

8.01     ADOPTION OF PLAN.

         Any subsidiary or affiliate of the Corporation may, with the approval of the Corporation and under such terms and conditions as the Committee may prescribe, adopt the Plan by filing with the Corporation a resolution of its Board of Directors to that effect. The Corporation may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an employer, provided however, that an adopting employer shall not have the authority to amend or terminate the Plan under
         Article 9.

8.02     EMPLOYER ACCOUNTING.

         If a trust is established pursuant to Section 6.02, the Committee shall maintain a bookkeeping account in the name of each Participating Company which, pursuant to rules established by the Committee, will reflect:

         (a)   deposits made by that Participating Company to the trust;

         (b) income, losses, and appreciation or depreciation in the value of trust assets resulting from investment of the trust to the extent such items are attributable to such Participating Company's deposits;

         (c) payments made from the trust to Participants employed or formerly employed by that Participating Company (or to their beneficiaries) in the form of benefits payable to them under the plan, or to its creditors; and

         (d) any other amounts charged to that Participating Company's account, including its share of compensation and expenses.

8.03     WITHDRAWAL FROM THE PLAN BY EMPLOYER.

         Any such employer shall have the right, at any time, upon the approval of and under such conditions as may be provided by the Committee, to withdraw from the Plan by delivering to the Committee written notice of its election so to withdraw. Upon receipt of such notice by the Committee, the portion of the deferral account of Participants and beneficiaries attributable to amounts deferred while the Participants were employees of such withdrawing employer, plus any net earnings, gains and losses on such amounts, shall be distributed from the trust at the direction of the Committee in cash at such time or times as the Committee, in its sole discretion, may deem to be in the best interest of such employees and their beneficiaries. To the extent the amounts held in the trust for the benefit of such Participants and beneficiaries are not sufficient to satisfy the employer's obligation to such Participants and their beneficiaries accrued on account of their employment with the employer, the remaining amount necessary to satisfy such obligation shall be an obligation of the employer, and the Corporation and the other Participating Companies shall have no further obligation to such Participants and beneficiaries with respect to such amounts.


                                     8 - 1

                                    ARTICLE 9

                        AMENDMENT AND TERMINATION OF PLAN

9.01     AMENDMENT AND TERMINATION.

         The Board may amend or terminate the Plan (without the consent of any Participant, former Participant or beneficiary) at any time, provided that such amendment does not decrease or divest any then Participant or former Participant of the amounts in his Deferred Compensation Account as of the date of amendment.


                                     9 - 1

                                   ARTICLE 10

                               GENERAL PROVISIONS

10.01    LIMITATION OF RIGHTS.

         Neither the establishment of this Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Employee, Participant, beneficiary, or other person any legal or equitable right against the Participating Companies, except as provided herein. Neither the establishment of this Plan nor any amendment thereof, nor the payment of benefits, nor any action taken with respect to this Plan shall confer upon any person the right to be continued in the employment of the Participating Companies or Subsidiaries.

10.02    NO ASSIGNMENT OR ALIENATION OF BENEFITS.

         The rights of a Participant, former Participant, beneficiary or any other person to payment of benefits under this Plan shall not be assigned, transferred, anticipated, conveyed, pledged or encumbered except by will or the laws of descent or distribution; nor shall any such right be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process for payment of any debts, judgments, alimony, or separate maintenance, or reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise. Provided, however, that a Participant shall have the right to designate in writing and in accordance with the provisions of Section 5.07 hereof primary and contingent beneficiaries to receive benefit payments subsequent to the death of the Participant.

10.03    SUCCESSORS.

         The provisions of this Plan shall be binding upon and inure to the benefit of the Corporation, its successors, and assigns, and each Participant and his heirs, executors, administrators and legal representatives. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the assets of the Corporation, and successors of any such corporation or other business entity.


                                     10 - 1

10.04    GOVERNING LAW.

         Except to the extent Federal law is controlling, the provisions of this Plan shall be interpreted and construed according to the laws of the State of Alabama to the extent not preempted by applicable law.



         IN WITNESS WHEREOF, the Corporation has caused this Plan to be duly executed for and on behalf of the Corporation by its duly authorized officers on this the ----- day of --------------, 1999.



SAKS INCORPORATED





By:
    -----------------------------------------


Title:
       --------------------------------------







ATTEST:



-----------------------------------------


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